EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) is made as of the 9th day of September, 2003, by and among URBAN OUTFITTERS, INC., a Pennsylvania corporation (“Urban”), and the subsidiaries of Urban listed on Schedule 1 to the Credit Agreement (as defined below) (together with Urban, individually and collectively, the “Borrowers”), WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), as administrative agent for the Lenders (“Administrative Agent”), JPMORGAN CHASE BANK, as a Lender and an Issuing Bank, and the other Lenders from time to time party to the Credit Agreement.

BACKGROUND

Borrowers and Administrative Agent entered into a Credit Agreement dated September 12, 2001, as amended by the First Amendment to Credit Agreement and Guaranty Agreement dated September 11, 2002 and as further amended by the Second Amendment to Credit Agreement dated November 15, 2002 (as so amended and as may be further amended, restated or modified from time to time, including by this Third Amendment, the “Credit Agreement”) to fund the Borrowers’ working capital and general corporate requirements and support the issuance of letters of credit for the account of any Borrower.

Borrowers, Lenders and Administrative Agent have agreed to certain amendments to the Credit Agreement, each as set forth herein and subject to the terms and conditions hereof.

In consideration of the foregoing and the premises and the agreements hereinafter set forth, and intending to be legally bound hereby, effective as of the Third Amendment Effective Date (as defined below), the parties hereto agree as follows:

1. Definitions.

a. General Rule. Unless otherwise defined herein, terms used herein which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

b. Additional Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order to read as follows:

“Third Amendment” means the Third Amendment to Credit Agreement by and among Borrowers, Lenders and Administrative Agent dated September 9, 2003.

“Third Amendment Effective Date” means the date on which the conditions set forth in Paragraph 9 of the Third Amendment have been satisfied.

2. Amendment of Schedule 2 (Lenders and Commitments) of the Credit Agreement and Section 13 of the Guaranty. The contact information for Wachovia set forth on Schedule 2 to the

Credit Agreement (Lenders and Commitments) and for the Administrative Agent set forth in Section 13 of the Guaranty each are amended to read as follows:

Wachovia Bank, National Association

123 South Broad Street, 14th Floor (PA1202)

Philadelphia, PA 19109

Attention: Stephen T. Dorosh, Vice President

Telephone No.: (215) 670-6577

Telecopy No.: (215) 670-6543

3. Amendment to Section 2.6(a) of the Credit Agreement (Termination of the Aggregate Commitment). The reference in Section 2.6(a) of the Credit Agreement to “September 10, 2003” shall be deleted and replaced by “September 8, 2004”.

4. Amendment to Section 3.1(b)(vi) of the Credit Agreement (L/C Commitment. The reference in Section 3.1(b)(vi) of the Credit Agreement to “Ten Million Dollars ($10,000,000)” shall be deleted and replaced by “Fifteen Million Dollars ($15,000,000)”.

5. Amendment to Section 10.1 of the Credit Agreement (Limitations on Debt). Section 10.1 of the Credit Agreement is hereby amended so that:

a. The word “and” is deleted from the end of subsection (g) thereof;

b. The period appearing at the end of subsection (h) thereof is deleted and replaced by “; and”; and

c. A new subsection (i) is inserted to read in its entirety as follows:

“(i) so long as no Event of Default has occurred and is continuing or would result therefrom, unsecured Debt of Borrowers and their Subsidiaries in an aggregate principal amount not to exceed $500,000 at any time outstanding, provided that such Debt is not senior in right of payment to the payment of the Debt arising under this Agreement and the other Loan Documents;”

6. Amendment to Section 10.7(c) of the Credit Agreement (Limitations on Dividends and Distributions). Section 10.7(c) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“(c) with the approval of the board of directors of Urban, Urban may: (i) repurchase shares of its capital stock, provided that the Fixed Charge Coverage Ratio of Urban and its Consolidated Subsidiaries as of the most recently ended fiscal quarter is not less than 2.00 to 1.00, and that each such repurchase of shares of capital stock would not cause the Fixed Charge Coverage Ratio to be less than the minimum required to be maintained for the next succeeding fiscal quarter; and (ii) repurchase fractional shares of its capital stock in connection with any stock split or reverse stock split of Urban’s capital stock, the purchase price (based on fair market value) of which does not exceed $1,000,000 in the aggregate from and after the Third Amendment Effective Date.”

7. Amendment to Section 10.13 of the Credit Agreement (Limitations on Capital Expenditures Payments). Section 10.13 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Section 10.13. Capital Expenditures Payments. Make Capital Expenditure Payments exceeding: (i) $50,000,000 in the aggregate in the Fiscal Year ending January 31, 2004; and (ii) $55,000,000 in the aggregate in the Fiscal Year ending January 31, 2005.”

8. Representations and Warranties. Borrowers hereby represent and warrant to Lenders as follows:

a. Representations. As of the Third Amendment Effective Date the Borrowers represent and warrant as follows: (i) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects, except for any representation or warranty made as of a specific date, which representation and warranty shall remain true and correct as of such specific date; (ii) there is no Event of Default or Default under the Credit Agreement, as amended hereby, which has not been cured or waived; and (iii) no Borrower is aware of any Material Adverse Effect.

b. Power and Authority. Each Borrower has the power and authority under the laws of its jurisdiction of formation and under its respective formation documents to enter into and perform this Third Amendment and the other documents and agreements required hereunder (collectively, the “Amendment Documents”); all necessary actions (corporate or otherwise) for the execution and performance by each Borrower of the Amendment Documents have been taken; and each of the Amendment Documents and the Credit Agreement, as amended, constitute the valid and binding obligations of Borrowers, enforceable in accordance with its respective terms.

c. No Violations of Law or Agreements. The execution and performance of the Amendment Documents by Borrowers will not: (i) violate any provisions of any law or regulation, federal, state, local, or foreign, or any formation document of any Borrower or (ii) result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any material agreement or instrument by which any Borrower or its property may be bound.

9. Conditions to Effectiveness of Third Amendment. This Third Amendment shall be effective upon the date of Administrative Agent’s receipt of the following documents and other items, each in form and substance reasonably satisfactory to Administrative Agent:

a. Third Amendment. This Third Amendment duly executed by Borrowers, Lenders and Administrative Agent;

b. Stock Split Documents. Copies of board resolutions and other documentation relating to the two-for-one split of Urban’s common stock for which shares will be distributed on or about September 19, 2003;

c. Other Documents. Such additional documents as Administrative Agent may reasonably request, including without limitation a good standing certificate for Urban from its jurisdiction of incorporation and such secretary’s and incumbency certificates as may be requested by the Administrative Agent; and

d. Administration Fee. Payment to the Administrative Agent, for its own account, of an administration fee of $15,000 for the period from the Third Amendment Effective Date through September 8, 2004, which administration fee is non-refundable and shall be deemed fully earned when paid.

10. Affirmations. Borrowers hereby: (a) affirm all the provisions of the Credit Agreement, as amended by this Third Amendment, and (b) agree that the terms and conditions of the Credit Agreement shall continue in full force and effect as amended hereby.

11. Guarantors. The Guarantors, as evidenced by their signature below, hereby: (a) affirm all the provisions of the Credit Agreement, as amended by this Third Amendment, (b) agree that the terms and conditions of the Credit Agreement shall continue in full force and effect as amended hereby and (c) agree that the terms and conditions of the Guaranty Agreement, as amended and supplemented, and as amended hereby, shall continue in full force and effect.

12. Miscellaneous.

a. Borrowers agree to pay or reimburse Administrative Agent for all reasonable fees and expenses (including without limitation reasonable fees and expenses of counsel) incurred by Administrative Agent in connection with the preparation, execution and delivery of this Third Amendment.

b. This Third Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law or choice of law principles.

c. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

d. Except as expressly set forth herein, the execution, delivery and performance of this Third Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent, any Issuing Lender, or Lenders under the Credit Agreement and the agreements and documents executed in connection therewith or constitute a waiver of any provision thereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have executed this Third Amendment the day and year first above written.

Borrowers:

URBAN OUTFITTERS, INC., as a Borrower

By:	/s/ Richard A. Hayne
Name: Richard A. Hayne
Title: President

UO FENWICK, INC., as a Borrower

By:	/s/ Kenneth J. Kubacki
Name: Kenneth J. Kubacki
Title: President

INTER-URBAN, INC., as a Borrower

By:	/s/ Kenneth J. Kubacki
Name: Kenneth J. Kubacki
Title: President

URBAN OUTFITTERS (DELAWARE), INC., as a Borrower

By:	/s/ Glen A. Bodzy
Name: Glen A. Bodzy
Title: Secretary

ANTHROPOLOGIE (DELAWARE), INC., as a Borrower

By:	/s/ Glen A. Bodzy
Name: Glen A. Bodzy
Title: Secretary

URBAN OUTFITTERS UK LIMITED, as a Borrower

By:	/s/ Richard A. Hayne
Name: Richard A. Hayne
Title: Director

By:	/s/ Glen A. Bodzy
Name: Glen A. Bodzy
Title: Director

URBAN OUTFITTERS IRELAND LIMITED, as a Borrower

By:	/s/ Richard A. Hayne
Name: Richard A. Hayne
Title: Director

By:	/s/ Glen A. Bodzy
Name: Glen A. Bodzy
Title: Director

Lenders:

WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a First Union National Bank), as a Lender, Issuing Lender and as Administrative Agent

By:	/s/ Stephen T. Dorosh
Name: Stephen T. Dorosh
Title: Vice President

JPMORGAN CHASE BANK, as a Lender and Issuing Lender

By:	/s/ Meredith L. Vanden Handel
Name: Meredith L. Vanden Handel
Title: Vice President

Guarantors:

ANTHROPOLOGIE, INC., as a Guarantor

By:	/s/ Richard A. Hayne
	Name:	Richard A. Hayne
	Title:	Vice President

URBAN OUTFITTERS WHOLESALE, INC., as a Guarantor

By:	/s/ Richard A. Hayne
	Name:	Richard A. Hayne
	Title:	President

URBAN OUTFITTERS DIRECT, LLC, as a Guarantor

By:	/s/ Glen A. Bodzy
	Name:	Glen A. Bodzy
	Title:	Secretary

ANTHROPOLOGIE DIRECT, LLC, as a Guarantor

By:	/s/ Glen A. Bodzy
	Name:	Glen A. Bodzy
	Title:	Secretary

U.O.D., INC., as a Guarantor

By:	/s/ Kenneth J. Kubacki
	Name:	Kenneth J. Kubacki
	Title:	President

U.O.D. SECONDARY, INC., as a Guarantor

By:	/s/ Kenneth J. Kubacki
	Name:	Kenneth J. Kubacki
	Title:	President

UOGC, INC., as a Guarantor

By:	/s/ Glen A. Bodzy
	Name:	Glen A. Bodzy
	Title:	Secretary

URBAN OUTFITTERS WEST LLC, as a Guarantor

By:	/s/ Glen A. Bodzy
	Name:	Glen A. Bodzy
	Title:	Secretary

FREE PEOPLE LLC, as a Guarantor

By:	/s/ Glen A. Bodzy
	Name:	Glen A. Bodzy
	Title:	Secretary